Exhibit 99.1
FOR IMMEDIATE RELEASE
MAY 7, 2010

Contact:	Meggan Stall, Public Relations Specialist Phone: (214) 721-9487 Meggan.Stall@CrosstexEnergy.com
CROSSTEX ENERGY REPORTS FIRST-QUARTER 2010 RESULTS
DALLAS, May 7, 2010 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) today reported earnings for the first-quarter 2010.
First-Quarter 2010 — Crosstex Energy, L.P. Financial Results
The Partnership realized adjusted EBITDA of $43.8 million and distributable cash flow of $17.7 million for the first quarter of 2010, compared with adjusted EBITDA of $34.3 million and distributable cash flow of $14.2 million for the first quarter of 2009. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of these non-GAAP measures to net loss in the tables at the end of this news release.
The Partnership reported a net loss of $17.3 million for the first quarter of 2010, compared with a net loss of $15.3 million for the first quarter of 2009. The first quarter 2010 net loss included a loss of $14.7 million on the extinguishment of debt and a $14.3 million gain on sale of property, while first quarter 2009 included a $4.7 million loss on the extinguishment of debt and $3.8 million of income from discontinued operations.
“We are pleased with our solid first-quarter results and are making great progress this year as we focus on the disciplined execution of our plan,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “We are optimizing results from our core assets while investing in high-return projects. We believe Crosstex is strategically positioned for performance and long-term growth.”
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Crosstex Energy Reports First-Quarter 2010 Results

The Partnership’s gross margin of $81.2 million for the first quarter of 2010 increased $12.3 million, or 18 percent, compared with the first quarter of 2009. Improvements of $11.5 million in the natural gas processing and liquids marketing businesses resulted from increased plant inlet volumes and higher natural gas liquids (NGL) prices. Gross margin from the Partnership’s gathering and transmission business increased $2.9 million, the result of continued volume growth on the Partnership’s LIG system from the Haynesville Shale gas play. This increase was partially offset by reduced gathering volumes in north Texas. In addition, the Arkoma and east Texas assets, which were sold and not included in discontinued operations, created a negative margin variance of $2.1 million between the periods. First-quarter 2010 north Texas volumes declined from the fourth quarter of 2009 primarily due to a compressor outage on the Partnership’s north Johnson County system.
The Partnership’s operating expenses for the first quarter of 2010 declined $1.4 million, or five percent, compared with the first quarter of 2009, and general and administrative expenses decreased $1.2 million, or eight percent, compared with the first quarter of 2009. Depreciation and amortization expense decreased $1.7 million for the first quarter of 2010 compared with the first quarter of 2009 due to the extension of the useful lives of various assets. Interest expense rose to $26.9 million for the first quarter of 2010 from $17.5 million for the first quarter of 2009. This was primarily the result of increased borrowing rates and amortization of costs from the February 2009 amendments to the credit facility and senior secured notes and the 2010 refinancing.
The net loss per limited partner common unit for the first quarter of 2010 was $0.81 compared with a net loss of $1.06 per common unit for the first quarter of 2009. The 2010 loss per limited partner common unit was impacted by the allocation of $22.3 million of net income to the Partnership’s preferred units, and the 2009 loss per limited partner common unit was impacted by the allocation of $34.3 million of net income to the Partnership’s Senior Subordinated Series D Units. These allocations relate to Beneficial Conversion Features (BCF) under accounting guidance. The preferred units were issued in January 2010 and the Senior Subordinated Series D Units were issued in March 2007 at discounts to the market price of the common units when these units were issued. The BCF allocation is a noncash item equal to the discount to the common unit market price that is treated in the same way as a cash distribution for earnings per unit calculations. The BCF related to the preferred units, which are convertible into common units at any time at the option of the preferred unitholder, was recognized upon their issuance in the first quarter of 2010. The BCF related to the Senior Subordinated Series D Units, which had a contingency feature related to their conversion into common units, was recognized when these units converted to common units in the first quarter of 2009.
The preferred units discussed above are entitled to a preferential quarterly distribution of $0.2125 per unit. Such quarterly distribution may be paid in cash, in additional preferred units issued in kind or any combination thereof, provided that the distribution may not be paid in additional preferred units if the Partnership pays a cash distribution on common units. The Partnership has determined that payment of the $0.2125 distribution in cash for the first quarter of 2010 will be consistent with its financial guidelines, which call for no cash distributions unless the ratio of total debt to adjusted EBITDA is less than 4.5 to 1.0, pro forma for any distribution. Therefore, the Partnership has elected to pay the distribution on the preferred units of approximately $3.1 million in cash. The record date for the distribution will be May 10, 2010, and the payment date will be May 14, 2010.
First-Quarter 2010 — Crosstex Energy, Inc. Financial Results
The Corporation reported a net loss of $5.4 million for the first quarter of 2010 compared with a net loss of $8.8 million for the comparable period in 2009. The Corporation’s loss from continuing operations before income taxes (which includes interest of non-controlling partners in the net loss of the Partnership) was $17.6 million for the first quarter of 2010, compared with a loss of $19.3 million for the first quarter of 2009.
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Crosstex Energy Reports First-Quarter 2010 Results

In accordance with U.S. accounting standards, the Partnership and Corporation classified certain assets, liabilities, and results of their operations as discontinued operations for the 2009 accounting periods presented. Included in this release are tables of selected financial data where amounts have been reclassified as discontinued operations for the 2009 periods presented.
Crosstex to Hold Earnings Conference Call Today
The Partnership and the Corporation will hold their quarterly conference call to discuss first-quarter 2010 results today, May 7, at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-888-679-8038. Callers outside the United States should dial 1-617-213-4850. The passcode is 67779930 for all callers. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process? key=PBNRX4XCB. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until August 6, 2010 by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 86087991. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com
Non-GAAP Financial Information
This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as adjusted EBITDA and distributable cash flow. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairments, loss on extinguishment of debt, stock-based compensation, noncash derivative items, gain on the sale of assets and other miscellaneous noncash items. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.
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Crosstex Energy Reports First-Quarter 2010 Results

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.
Adjusted EBITDA and distributable cash flow are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to net loss is included among the following tables.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, distribution and dividend guidelines and future estimates, financing plans, financial condition, liquidity and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership’s profitability is dependent upon prices and market demand for natural gas and NGLs; (2) the Partnership’s substantial indebtedness could limit its flexibility and adversely affect its financial health; (3) the Partnership may not be able to obtain funding due to the deterioration of the credit and capital markets and current economic conditions; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) the Partnership’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates; (8) the Partnership may not be successful in balancing its purchases and sales; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
(Tables follow)

Crosstex Energy Reports First-Quarter 2010 Results

CROSSTEX ENERGY, L.P.
Selected Financial Data
(All amounts in thousands except per unit numbers)

	Three Months Ended
	March 31
	2010	2009
	(Unaudited)
Revenues
Midstream	$432,452	$352,437
Gas and NGL marketing activities	2,340	721

Total revenues	434,792	353,158

Purchased gas	353,597	284,212

Gross margin	81,195	68,946

Operating expenses	26,465	27,879
General and administrative	12,689	13,853
Gain on sale of property	(14,343)	(828)
(Gain) loss on derivatives	3,696	(4,336)
Impairments	998	—
Depreciation and amortization	27,092	28,759

Total operating costs and expenses	56,597	65,327

Operating income	24,598	3,619

Interest expense, net of interest income	(26,855)	(17,534)
Loss on extinguishment of debt	(14,713)	(4,669)
Other income (expense)	182	(51)

Total other income (expense)	(41,386)	(22,254)
Loss from continuing operations before non-controlling interest and income taxes	(16,788)	(18,635)
Income tax provision	(575)	(421)

Loss from continuing operations	(17,363)	(19,056)
Income from discontinued operations, net of tax	—	3,750

Net loss	(17,363)	(15,306)

Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(35)	32

Net loss attributable to Crosstex Energy, L.P.	$(17,328)	$(15,338)

Preferred interest in net income attributable to Crosstex Energy, L.P.	$3,125	$—

Beneficial conversion feature attributable to preferred units	$22,279	$—

General partner interest in net loss	$(1,496)	$(940)

Limited partners’ interest in net loss attributable to Crosstex Energy, L.P.	$(41,236)	$(14,398)

Net income (loss) attributable to Crosstex Energy, L.P. per limited partners’ unit:
Basic and diluted common unit	$(0.81)	$(1.06)

Basic and diluted senior subordinated series D unit	$—	$8.85

Weighted average basic and diluted limited partners’ common units outstanding	49,739	45,318

Crosstex Energy Reports First-Quarter 2010 Results

CROSSTEX ENERGY, L.P.
Reconciliation of Net Loss to Adjusted EBITDA and Distributable Cash Flow
(All amounts in thousands except those included in footnotes)

	Three Months Ended
	March 31
	2010	2009
	(Unaudited)
Net loss attributable to Crosstex Energy, L.P.	$(17,328)	$(15,338)
Depreciation, amortization and impairments (1)	28,017	28,688
Stock-based compensation	2,532	1,606
Interest expense, net	26,855	17,534
Loss on extinguishment of debt	14,713	4,669
Gain on sale of property	(14,343)	(828)
Discontinued operations	—	(3,750)
Noncash derivatives, taxes and other	3,337	1,724

Adjusted EBITDA from continuing operations	43,783	34,305

Interest (2)	(23,205)	(17,916)
Cash taxes and other	(699)	(713)
Maintenance capital expenditures	(2,172)	(1,469)

Distributable cash flow from continuing operations	$17,707	$14,207

(1)	Excludes minority interest share of depreciation and amortization of $73 thousand for the three months ended March 31, 2010, and $71 thousand for the three months ended March 31, 2009.

(2)	Excludes $678 thousand of debt issuance cost amortization and $894 thousand of senior secured note make-whole and call premium paid-in-kind interest resulting from repayment of such notes from the proceeds of the preferred unit sale and an asset sale, for the three months ended March 31, 2010.

Crosstex Energy Reports First-Quarter 2010 Results

CROSSTEX ENERGY, L.P.
Operating Data

	Three Months Ended
	March 31
	2010	2009

Pipeline Throughput (MMBtu/d)
LIG Pipeline & Marketing	916,000	894,000
North Texas — Gathering	745,000	796,000
North Texas — Transmission	337,000	303,000
Other Midstream	—	38,000

Total Gathering and Transmission Volume	1,998,000	2,031,000

Natural Gas Processed (MMBtu/d)
South Louisiana	909,000	627,000
LIG System	284,000	250,000
North Texas	200,000	221,000

Total Gas Volumes Processed	1,393,000	1,098,000

Realized weighted average Natural Gas Liquids price ($/gallon)	1.08	0.66
Actual weighted average Natural Gas Liquids to Gas ratio	236%	152%

Commercial Services Volume (MMBtu/d)	57,000	110,000

North Texas Gathering (1)
Wells connected	37	44

(1)	North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where Crosstex connects multiple wells at a single meter station.

Crosstex Energy Reports First-Quarter 2010 Results

CROSSTEX ENERGY, INC.
Selected Financial Data
(All amounts in thousands except per share numbers)

	Three Months Ended
	March 31
	2010	2009
	(Unaudited)
Revenues
Midstream	$432,452	$352,437
Gas and NGL marketing activities	2,340	721

Total revenues	434,792	353,158
Purchased gas	353,597	284,212

Gross margin	81,195	68,946
Operating expenses	26,465	27,879
General and administrative	13,481	14,500
Gain on sale of property	(14,343)	(828)
(Gain) loss on derivatives	3,696	(4,336)
Impairments	998	—
Depreciation and amortization	27,110	28,777

Total operating costs and expenses	57,407	65,992
Operating income	23,788	2,954
Interest expense, net of interest income	(26,855)	(17,534)
Loss on extinguishment of debt	(14,713)	(4,669)
Other income (expense)	182	(22)

Total other income (expense)	(41,386)	(22,225)
Loss from continuing operations before income taxes	(17,598)	(19,271)
Income tax (provision) benefit from continuing operations	2,585	(2,041)

Loss from continuing operations, net of tax	(15,013)	(21,312)
Income from discontinued operations, net of tax	—	3,265

Net loss	(15,013)	(18,047)
Less: Interest of non-controlling partners in the Partnership’s net loss	(9,611)	(9,205)

Net loss attributable to Crosstex Energy, Inc.	$(5,402)	$(8,842)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.19)

Weighted average shares outstanding:
Basic and diluted	46,575	46,439